Loans Delinquent>= 90 Days (w/ BK, FC, FB)
Count
UPB
0
In Foreclosure >= 180 Days
Count
UPB
0
In Bankruptcy >= 60 Days
Count
UPB
1
$103,769.30
REO >= 180 Days
Count
UPB
0
Loans with LTV >= 85% and Delinquent >= 60 Days(Excluded
BK, FC, FB, REO)
Count
UPB
0
Loans with UPB <= $50K and Delinquent >= 30
Days(Excluded BK, FC, FB, REO)
Count
UPB
0
Loans in Foreclosure >= 60 Days beyond state average
Count
UPB
0
MI Claims open >= 60 Days
Number of Loans
Total Claim Amount
Avg. Claim
Avg. Aging
0
REO Not on Market and in Inventory >= 60 Days
Number of Loans
Total UPB
Avg. Days in Inventory
0
REO on Market and in Inventory >= 60 Days
Number of Loans
Total UPB
Avg. Days in Inventory
0
REO Prop in Eviction >= 60 Days
Number of Loans
Total UPB
Avg. Days in Eviction
0
BPO Reconciliation
Variance
Number of Loans
Total UPB
10 - 15%
81
$12,379,158.63
15 - 20%
31
$4,621,551.35
20 - 25%
16
$2,621,441.01
25 - 30%
2
$173,268.41
> 30%
7
$772,581.80
Red Flag Dashboard (OTS)
Date: 3/7/2005 9:55:49 AM Deal Number: SASCO 2005-NC1 Report As of: 1/30/2005